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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference and the inclusion herein in this Annual Report (Form 10-K) of The Liberty Corporation of our report dated February 9, 1999, included in the 1998 Annual Report to Shareholders of The Liberty Corporation and included in Form 10-K in Exhibit 13.

Our audits also included the financial statement schedules of The Liberty Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34314) pertaining to the 1983 Performance Incentive Compensation Program, in the Registration Statement (Form S-8 No. 33-34816) pertaining to The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan, in the Registration Statement (Form S-8 No. 33-34814) pertaining to The Cosmos Broadcasting Corporation Profit Sharing Retirement Plan and Trust, in the Registration Statement (Form S-8 No. 33-34815) pertaining to The Liberty Corporation Profit Sharing Plan and Trust, in the Registration Statement (Form S-8 No. 333-22591) pertaining to The Cosmos Broadcasting Corporation Retirement and Savings Plan, in the Registration Statement (Form S-8 No. 333-22285) pertaining to The Liberty Corporation Retirement and Savings Plan, and in the Registration Statement (Form S-8 No. 333-30151) pertaining to The Performance Incentive Compensation Program of our report dated February 9, 1999 with respect to the consolidated financial statements and schedules of The Liberty Corporation included and incorporated by reference in the annual report on Form 10-K for the year ended December 31, 1998.

                                                  /s/ Ernst & Young LLP

Greenville, South Carolina
March 25, 1999


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